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                                  [LOGO] DELTA
                            -----------------------
                             GALIL INDUSTRIES LTD.

                            [UNOFFICIAL TRANSLATION]


Tel Aviv, October 1, 2003

Israeli Securities Authority   Tel Aviv Stock Exchange    Israeli Registrar of
22 Kanfei Nesharim Street      54 Achad Ha'am Street      Companies
Jerusalem, Israel              Tel Aviv, Israel           P.O. Box 767
-----------------              ----------------           Jerusalem, Israel
                                                          -----------------

BY FACSIMILE AND               BY FACSIMILE               BY REGISTERED MAIL
REGISTERED MAIL


Ladies and Gentlemen,


        Re: DELTA GALIL INDUSTRIES LTD. ("THE COMPANY")- IMMEDIATE REPORT
            -------------------------------------------------------------
              ANNUAL GENERAL MEETING OF THE COMPANY'S SHAREHOLDERS
              ----------------------------------------------------

We hereby notify you that at the meeting of the Company's shareholders on September 30, 2003, the following resolutions were adopted:

1. To elect the following directors: Dov Lautman, Aharon Dovrat, R. Henry Kleeman, Harvey M. Krueger, Noam Lautman, Peter Petrillo, Dan Propper, Zalman Shalev, Amior Vinocourt, J. Randall White and Ann E. Ziegler.

2.   To elect Mr. Giora Morag as an external director.

     It is the intention of the Company to take the necessary steps to appoint an additional external director to replace the late Amiram Sivan, who passed away on September 25, 2003.

3. To receive and consider the Company's financial reports, for the year ended December 31, 2002.

4. To re-appoint Kesselman & Kesselman, a member of PriceWaterhouseCoopers International Limited, as independent auditors of the Company for the year 2003 and to empower the board of directors of the Company to determine their compensation.

Respectfully yours,


Miki Laxer, Deputy Controller
Delta Galil Industries Ltd.
Public Company no. 520025602


            TEXTILE BUILDING, 2 KAUFMAN STREET TEL AVIV 68012 ISRAEL
             TEL.972-3-519636  FAX.972-3-5193705  WWW.DELTAGALIL.COM